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                                                                       Exhibit W


                          THE GOLDMAN SACHS GROUP, INC.

                     COMMON STOCK, PAR VALUE $.01 PER SHARE

                    POWER OF ATTORNEY OF SELLING STOCKHOLDER

       The undersigned stockholder of The Goldman Sachs Group, Inc., a Delaware corporation (the "Company"), understands that the undersigned and other stockholders of the Company (the undersigned and such other stockholders being hereinafter referred to as the "Selling Stockholders") may sell shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company to the public from time to time in accordance with Rule 144 under the Securities Act of 1933, as amended (the "1933 Act"), in a coordinated manner (such program of coordinated sales in accordance with Rule 144 being hereinafter referred to as the "Rule 144 Program"). The undersigned also understands that with respect to each fiscal quarter of the Company (each, a "Quarter"), the undersigned will be permitted to indicate the maximum number of shares of Common Stock that the undersigned wishes to sell in the Rule 144 Program during such quarter in a written instrument delivered or transmitted to the Company (an "Indication of Interest Form"), but that prior to any sales during such quarter the Company may reduce the number of shares to be sold on behalf of the undersigned and on behalf of each other Selling Stockholder during such quarter. It is understood that there is no commitment on the part of the Company to permit any sales of shares of Common Stock and that the Company may terminate the Rule 144 Program at any time.

       1. In connection with the Rule 144 Program, the undersigned hereby irrevocably appoints Henry M. Paulson, Jr., Robert J. Hurst, John A. Thain, John
L. Thornton, Robert J. Katz, Gregory K. Palm, David A. Viniar and Esta E. Stecher, and any of them acting alone, the attorneys-in-fact, with full power of substitution and resubstitution (collectively the "Attorneys-in-Fact" and individually an "Attorney-in-Fact"), of the undersigned, and agrees that the Attorneys-in-Fact, or any of them acting alone, may also act as attorneys-in-fact for any other Selling Stockholder, with full power and authority in the name of, and for and on behalf of, the undersigned:

       (a) to do all things necessary to sell in the Rule 144 Program during each quarter up to the number of shares of Common Stock specified by the undersigned in the Indication of Interest Form relating to such quarter (such shares of Common Stock, together with all other shares of Common Stock specified in all other Indication of Interest Forms, the "Shares"); provided, however, that the Attorneys-in-Fact shall have no power to effect any sale of Shares that is not made in accordance with the requirements of Rule 144.

       (b) to give such orders and instructions to any person as the Attorneys-in-Fact, or any of them acting alone, may determine, including, without limitation, orders or instructions for the following: (i) the transfer on the books of the Company of the Shares in order to effect their sale (including the names in which new certificates for the Shares are to be issued and the denominations thereof), (ii) the purchase of any transfer tax stamps necessary in connection with the transfer of the Shares, (iii) the delivery to or for the account of any purchaser of the Shares of the certificates for the purchased Shares against receipt of the purchase price therefor, (iv) the payment out of the proceeds of any sale of the Shares of a usual and customary broker's commission to any broker or dealer through which the sale was effected,
(v) the remittance of the net balance of the


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proceeds from any sale of the Shares to be sold in accordance with such payment instructions as the Attorneys-in-Fact, or any of them acting alone, may have provided, and (vi) the use of a portion of the net proceeds to repay any indebtedness that the undersigned is required to repay with the proceeds from the sale of the Shares;

       (c) to retain legal counsel in connection with any and all matters referred to herein (which counsel may, but need not be, counsel for the Company);

       (d) to give such notices and to take such actions as are necessary, desirable or appropriate to transfer the Shares on the books and records of The Chase Manhattan Bank and ChaseMellon Shareholder Services, L.L.C.;

       (e) to prepare, execute and file, or cause to be prepared, executed and filed, with the Securities and Exchange Commission (the "Commission"), one or more Forms 144, or amendments to Form 144, relating to sales by the undersigned in the Rule 144 Program; and

       (f) to make, execute, acknowledge and deliver all other contracts, orders, receipts, notices, requests, instructions, certificates, letters and other writings, including communications to the Commission and state securities law authorities, and specifically to execute on behalf of the undersigned stock powers and transfer instructions relating to the Shares to be sold by the undersigned, and in general to do all things and to take all action which the Attorneys-in-Fact, or any of them acting alone, may consider necessary, desirable or appropriate in connection with, or to carry out and comply with the aforesaid sale of Shares in the Rule 144 Program.

       2.     The undersigned hereby:

       (a) represents and warrants to, and agrees with, the Company that this Power of Attorney has been duly executed and delivered by or on behalf of the undersigned and constitutes a valid and binding agreement of the undersigned in accordance with its terms; and

       (b) confirms to the Company the accuracy of the information concerning the undersigned contained or to be contained in any written document furnished by the undersigned to the Company for purposes of the Rule 144 Program, including without limitation the information in any Indication of Interest Form relating to sales of securities of the Company, and agrees with the Company immediately to notify the Company and promptly (but in any event within two business days thereafter) to confirm the same in writing if, during the duration of the Rule 144 Program, there should be any change or anticipated change affecting the accuracy or completeness of this information.

       3. This Power of Attorney and all authority conferred hereby are granted and conferred subject to the interests of the other Selling Stockholders; and, in consideration of those interests and for the purpose of completing the transactions contemplated by this Power of Attorney, this Power of Attorney and all authority conferred hereby, to the extent enforceable by law, shall be deemed an agency coupled with an interest and be irrevocable and not subject to withdrawal or termination by the undersigned or by operation of law, whether by the death, disability, incompetency or incapacity of the undersigned or any executor, guardian, administrator or trustee or the



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termination of any estate or trust or by the merger, consolidation, dissolution or liquidation of any corporation or partnership or by the occurrence of any other event. If any such individual or any such executor or trustee should die or become disabled, incompetent or incapacitated or if any such estate or trust should be terminated or if any such corporation or partnership should be dissolved or liquidated or if any other such event should occur during the course of the Rule 144 Program, actions taken by the Attorneys-in-Fact, or any of them acting alone, pursuant to this Power of Attorney prior to the end of the quarter during which each Attorney-in-Fact actually received notice of such death, disability, incompetency, incapacity, termination, dissolution, liquidation or other event shall be as valid as if such death, disability, incompetency, incapacity, termination, dissolution, liquidation or other event had not occurred.

       Notwithstanding the foregoing, the undersigned shall have the power to revoke all authority conferred by this Power of Attorney by giving written notice to each of the Attorneys-in-Fact that this Power of Attorney has been terminated, with such revocation effective as to each Attorney-in-Fact at the end of the quarter in which such notice is actually received by such Attorney-in-Fact; subject, however, to all lawful action done or performed by the Attorneys-in-Fact, or any of them acting alone, pursuant to this Power of Attorney prior to the end of such quarter, including the sale of the Shares specified by the undersigned in the Indication of Interest Form relating to such quarter.

       4. The undersigned ratifies all that the Attorneys-in-Fact shall do by virtue of this Power of Attorney. All actions may be taken by any of the Attorneys-in-Fact alone. In the event that any statement, request, notice or instruction given by one Attorney-in-Fact shall be inconsistent with that given by another, any such statement, request, notice or instruction from Henry M. Paulson, Jr. shall prevail.

       5. The undersigned agrees that, in the absence of bad faith, none of the Attorneys-in-Fact shall have any liability whatsoever to the undersigned for any action taken or omitted to be taken pursuant to this Power of Attorney or any Indication of Interest Form. The undersigned further agrees to hold the Attorneys-in-Fact, jointly and severally, free and harmless from any and all loss, damage, liability or expense incurred in connection herewith or with any Indication of Interest Form, including reasonable attorneys' fees and costs, which they, or any of them acting alone, may sustain as a result of any action taken or omitted to be taken in good faith hereunder or under any Indication of Interest Form, and to reimburse the Attorneys-in-Fact for their expenses, as they are incurred, in connection with any suit, action or proceeding relating to or arising out of an action taken or omitted to be taken hereunder or under any Indication of Interest Form.

       6. Each Indication of Interest Form shall be deemed to be a part of, and incorporated by reference into, this Power of Attorney.


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       7.     This Power of Attorney shall be governed by, and construed in accordance with, the laws of the State of New York.


Dated: September __, 2000




                                             Signature of Selling Stockholder,



If Selling Stockholder is an
         individual, sign here:
                                                   -----------------------------


If Selling Stockholder is not an
         individual, sign here and
         indicate name and title of signer:     By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


         IMPORTANT: THE SELLING STOCKHOLDER'S SIGNATURE MUST BE (i) NOTARIZED IF THE SIGNATORY IS A RESIDENT OF THE U.S. OR (ii) WITNESSED BY A GOLDMAN SACHS EMPLOYEE IF THE SIGNATORY IS NOT A RESIDENT OF THE U.S. SEE NEXT PAGE.



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If the signatory is a resident of the United States, this document must be notarized below:

STATE OF      )
                ss.:
COUNTY OF     )


       On the _____ day of September, 2000 before me personally came to me known and known to me to be the individual described in, and who executed the foregoing instrument, and (s)he acknowledged to me that (s)he executed the same.

                                                       -----------------------
                                                       Notary Public


My term expires:
                 --------------------



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If the signatory is not a resident of the U.S., the Selling Stockholder's signature must be witnessed by a Goldman Sachs employee, who must sign below:

Witness:
   Signature:
                 ------------------------------
   Name:
                 ------------------------------
   Employee ID#:
                 ------------------------------



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